EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Adverum Biotechnologies, Inc. for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Paul B. Cleveland, as Principal Executive Officer of Adverum Biotechnologies, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Adverum Biotechnologies, Inc.

Date:	March 8, 2017	By:	/s/ Paul B. Cleveland
Paul B. Cleveland
Executive Chairman of the Board and Principal Executive Officer

In connection with the Annual Report on Form 10-K of Adverum Biotechnologies, Inc. for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Leone Patterson, as Chief Financial Officer of Adverum Biotechnologies, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Adverum Biotechnologies, Inc.

Date:	March 8, 2017	By:	/s/ Leone Patterson
Leone Patterson
Chief Financial Officer
(Principal Financial and Accounting Officer)